UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 10, 2005
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification
incorporation or organization)		Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 279-1400
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Equity LifeStyle Properties, Inc. (the “Company”) disclaims any intention or obligation to update or revise this information. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the Company’s press release dated March 10, 2005, announcing that the Company, on March 14, 2005, will present to a group of investors the information in the slides attached to this report as Exhibit 99.2. In this presentation we reiterate our fiscal year 2005 outlook ranges that were provided in our press releases issued on January 24, 2005 and March 4, 2005.

Forward-Looking Statements
Some of the statements in Exhibit 99.2 contain forward-looking statements, which are subject to certain risks and uncertainties including, but not limited to, the Company’s ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company’s assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description

99.1	Press release dated March 10, 2005
99.2	Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Michael B. Berman

Michael B. Berman
Vice President, Treasurer and Chief
Financial Officer

Date: March 11, 2005